SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   December 10, 2003

Princeton Video Image, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23415	22-3062052
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Princess Road, Lawrenceville, New Jersey		08648
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (609) 912-9400

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Item 5.             Other Events.

A.                                   Monthly Operating Reports

Princeton Video Image, Inc. (“PVI”) is required to file with the Office of the United States Trustee in the District of New Jersey monthly operating reports.  On December 10, 2003, PVI filed monthly operating reports for the periods from September 1, 2003 to September 30, 2003, October 1, 2003 to October 31, 2003 and November 1 to November 30, 2003 (the “Monthly Operating Reports”).  The Monthly Operating Reports are attached as exhibits to this Current Report on Form 8-K.

The Monthly Operating Reports contain financial statements and other financial information that have not been audited or reviewed by independent accountants and may be subject to future reconciliation and adjustments. Each of the Monthly Operating Reports is in a format prescribed by applicable bankruptcy laws (and in particular contains information of PVI but not of PVI and its subsidiaries on a consolidated basis) and should not be used for investment purposes. Results set forth in the Monthly Operating Reports should not be viewed as indicative of future results.

The Monthly Operating Reports may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”).  Actual results may differ materially from those anticipated as a result of various risks and uncertainties, including, but not limited to, those described in PVI’s reports on Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission (the “SEC”) and the following: PVI’s ability to obtain court approval with respect to motions in the Chapter 11 proceeding or to confirm a plan of liquidation and the uncertainty associated with motions by third parties in the bankruptcy proceeding.

PVI is filing monthly operating reports in lieu of the quarterly and annual reports it would otherwise be required to file pursuant to the Exchange Act during the pendency of the bankruptcy proceedings pursuant to Exchange Act Release 9660 (June 30, 1972).

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)                                  Exhibits.

99.1                           Monthly Operating Report of Princeton Video Image, Inc. for the period  from September 1, 2003 to September 30, 2003

99.2                           Monthly Operating Report of Princeton Video Image, Inc. for the period from October 1, 2003 to October 31, 2003

99.3                           Monthly Operating Report of Princeton Video Image, Inc. for the period  from November 1, 2003 to November 30, 2003

* * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Princeton Video Image, Inc.

	By:	/s/ James Green
James Green
President

Dated: December 11, 2003